As filed with the Securities and Exchange Commission on October 16, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	3663	84-1493152
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(IRS Employer Identification No.)

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Owen

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. von Bergen

David C. Wang

Holland & Knight LLP

2300 US Bancorp Tower

111 SW Fifth Avenue

Portland, Oregon 97204

(503) 243-2300

Approximate Date of Commencement of Proposed Sale to Public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, no par value
Preferred Stock, no par value
Warrants
Debt Securities
Units
TOTAL:	$25,000,000	$25,000,000	$1,395

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, warrants, debt securities and units of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $25,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities being registered also include such indeterminate number of shares of common stock or preferred stock, warrants, debt securities or units as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to this prospectus or any prospectus supplement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.
(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2009

PRELIMINARY PROSPECTUS

ICOP DIGITAL, INC.

Up to $25,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

   We may sell from time to time the securities offered by this prospectus at prices and on terms to be determined at or prior to the time of each sale. We will describe the specific terms and amounts of the securities offered in a prospectus supplement for each sale. You should carefully read this prospectus and any prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

   Our common stock is traded on the Nasdaq Capital market under the symbol “ICOP.” On October 15, 2009, the last reported sale price of our common stock on the Nasdaq Capital market was $0.66 per share.

   Our principal executive offices are located at 16801 W. 116th Street, Lenexa, Kansas 66219.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2009

In this prospectus, references to “we,” “us,” “our,” “ICOP” or the “Company” mean ICOP Digital, Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, up to the total dollar amounts appearing on the cover of this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering, including the type(s), amount(s) and price(s) of the securities being offered and the plan of distribution. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. You should read carefully both this prospectus and any applicable prospectus supplement together with the additional information about us to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our trademarks include: ICOP® , ICOP DIGITAL® , ICOP Model 20/20® , ICOP Model 20/20®-W, ICOP Model 4000™, ICOP LIVE™, ICOP iVAULT™, ICOP iVAULT MMS™, ICOP EXTREME™ Wireless Mic, ICOP Solution™, ICOP Guardian™, ICOP LIVE Platform™, ICOP DVMS™, ICOP Model 20/20 LIVE™, ICOP Guardian LIVE™, ICOP PC Viewer™, ICOP IN-FOCUS™, ICOP BodyCam™, BUSCOP™, IBUS™, BikeCam™, TransitCop™, ICOP Digital Video Management System™, ICOP 20/20 VISION™, Advancing Surveillance Technology™ and A Veil of Protection™. The trademarks, service marks or trade names of any other company appearing in this prospectus belong to its owner. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. While we believe that this summary highlights some of the most important information about ICOP Digital, Inc. and this offering, you should read this entire prospectus and the documents incorporated by reference carefully, including “Risk Factors,” before deciding to invest in our securities.

Business Overview

We design, engineer and market video surveillance products for public safety. Our flagship product, the ICOP Model 20/20-W, is a digital in-car video and audio recorder designed for the rugged demands of law enforcement agencies, which provides a secure chain of custody and integrity of the recorded information. Since our first commercial sale in June 2005, we have sold the ICOP Model 20/20-W and its predecessor, the ICOP Model 20/20, to law enforcement customers in 49 states. The ICOP Model 20/20-W technology also has applications in other markets where video surveillance is critical in the safety of people and security of property, including the military and other public safety installations. Our product is installed in the dashboard of the vehicle; therefore, there are no parts in the trunk, under the seat, or overhead, which is critical in considering officer safety and space limitations within patrol cars. An AM/FM radio is built into the ICOP Model 20/20-W to replace the AM/FM radio in the dashboard. The ICOP Model 20/20-W provides wireless (“W”) upload of the recorded video to the backend server where the video evidence is stored and managed.

Law enforcement has long recognized the value of gathering intelligence and documenting critical events by means of recorded video. Video and audio evidence collected by in-car systems has been used successfully in cases such as driving under the influence, various traffic violations, vehicular pursuits, narcotic enforcement actions, assaults-on-officer incidents and civil litigation involving law enforcement agencies. Information collected by in-car VHS (analog) video systems has also been used to assist agencies in identifying potential threats to homeland security.

The majority of in-car police video systems currently employed, however, rely on outdated analog technology that suffers from inferior quality video and audio, lack of dependability in extreme temperatures, storage and retrieval difficulties and officer safety concerns. The law enforcement industry is currently transitioning from analog to digital technologies for in-car video, and we believe that we are well-positioned to exploit this market. The ICOP Model 20/20-W is priced competitively to comparable units, yet we believe it offers superior video and audio quality, officer safety due to secure and convenient placement in the dashboard, and security for the integrity of the recorded evidence.

The ICOP DVMS (Digital Video Management System) is the original backend video management system for the ICOP Model 20/20-W. In late 2007, we began selling the ICOP iVAULT MMS (Media Management System), an enterprise-level software management product, which was developed to serve as a digital evidence locker for law enforcement, enabling storage of multiple file formats. This software is web-enabled, allowing files to be shared within precincts, among precincts or across the nation, using high levels of security.

The ICOP 20/20 VISION brings the functionality of the ICOP Model 20/20-W to laptops in police cars, allowing the digital video recorder (DVR) to be controlled by an officer’s laptop computer anywhere in the vehicle. This product was developed in response to industry demand, which grew out of the dramatic growth of laptops in police vehicles. We began shipping the ICOP 20/20 VISION in March 2009.

During the second quarter of 2008, we began selling ICOP LIVE, a product that delivers live streaming audio and video. ICOP LIVE works in conjunction with the ICOP Model 20/20-W, enabling live streaming audio and video to and from a first responder vehicle over wireless networks, including cellular networks, mesh networks, etc., from the ICOP Model 20/20-W to police headquarters, personnel on the scene and web-enabled mobile devices such as smart phones and PDAs in the field. Early marketing efforts are focused on our existing customer base of first responders. The audio and video live streams to a virtually unlimited number of simultaneous viewers, using secure protocols. To further leverage the marketing of ICOP LIVE, ICOP has entered into co-marketing agreements with Sprint Nextel (“Sprint”), using the implementation of ICOP LIVE over the Sprint Mobile Broadband Network, and with Strix Systems (“Strix”), one of the worldwide leaders in wireless mesh networking, using the implementation of ICOP LIVE over Strix mesh networks.

During the fourth quarter of 2008, the Company introduced the ICOP Model 4000, which is a digital video product designed for school buses, cash transit vehicles, commercial and transit vehicles, including buses and trains. The ICOP Model 4000 records up to eight cameras simultaneously for surveillance of events aboard the vehicles and is capable of live streaming video to first responders and dispatch.

In the first quarter of 2009, we were awarded a contract to outfit security force vehicles in Saudi Arabia with the ICOP 20/20-W. We believe we are well-positioned to begin our international expansion plans by first taking advantage of opportunities in the Middle East.

We are incorporated under the laws of Colorado. Our principal business office is located at 16801 W. 116th Street, Lenexa, Kansas 66219, and our telephone number is (913) 338-5550. Our website address is www.icop.com. Information contained on our website or any other website does not constitute part of this prospectus.

This Offering

Through this prospectus, we may from time to time offer and sell shares of our common stock, shares of our preferred stock, warrants, debt securities and units, and the securities issuable upon exercise or conversion of any of those securities. We may offer and sell these securities separately or together, but the aggregate initial offering price will not to exceed $25,000,000 or the equivalent amount denominated in one or more foreign currencies. Each time we offer and sell the securities, a prospectus supplement will be provided that will contain specific information about the terms of the offering, including the type(s), amount(s) and price(s) of the securities being offered and the plan of distribution employed.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus. You should carefully consider the risk factors before purchasing our securities. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. Such factors include, among other things, those described elsewhere in this prospectus and the following:

•	the ICOP Model 20/20-W and the ICOP Model 4000 not being accepted by the marketplace;

•	difficulty meeting demand for in-car video technologies at a price that results in a profit;

•	our ability to improve our products and to develop other products necessary to compete in the industry;

•	our ability to bring future products to market;

•	the ICOP Model 20/20-W and the ICOP Model 4000 being replaced by more advanced technologies and thereby becoming obsolete;

•	the limited number of product offerings;

•	budget cuts in the law enforcement industry affecting purchasing levels;

•	our lack of profitability and operating history;

•	our limited ability to control interruptions in production by the outside manufacturers of the ICOP Model 20/20-W and the ICOP Model 4000;

•	our ability to protect proprietary rights or the possibility that others may bring infringement claims against us;

•	a highly competitive and fragmented market;

•	loss of key management personnel;

•	our ability to manage growth;

•	criminal procedure court rulings that may exclude evidence collected by our systems;

•	general economic and business conditions in the United States and other of our markets;

•	potential warranty or product liability claims;

•	our exposure to foreign currency exchange fluctuations; and

•	other factors detailed in our filings with the Securities and Exchange Commission.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, as of the date of this prospectus, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors detailed in our filings with the Securities and Exchange Commission, not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We undertake no obligation to revise, or publicly release the results of any revision to, these forward-looking statements. Our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we currently intend to use the net proceeds from this offering primarily for inventory purchases and general corporate purposes. General corporate purposes include accounting and legal fees, rent and other facilities expenses, and other general and administrative expenses. We also may use a portion of the proceeds for the acquisition of companies, products or technology, although there are no current agreements with respect to any acquisitions.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to the public or to investors; or

•	through a combination of such methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Such offerings may include, but are not limited to, underwritten offerings, registered direct offerings and at-the-market offerings. Each time we sell securities in a particular offering, we will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the material terms of the distribution, including the number of shares and the consideration paid;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•	the type and amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

•	the terms of any indemnification provisions.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiary in the ordinary course of their businesses.

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Certain persons may also engage in passive market-making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of no par value common stock, and 5,000,000 shares of no par value preferred stock. As of October 9, 2009, we had 18,096,975 shares of common stock and no shares of preferred stock outstanding.

The following description of our common stock, preferred stock and certain outstanding rights to obtain our common stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, both as amended (our “Articles of Incorporation” and “Bylaws,” respectively). A complete legal description of any securities sold under this prospectus, if different than these foregoing securities, will be included in a prospectus supplement.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock that we may issue in the future.

Preferred Stock

As of October 9, 2009, there were 5,000,000 shares of preferred stock authorized, of which 1,000,000 shares were designated as Series A Convertible Preferred Stock. As of October 9, 2009, there were no shares of preferred stock outstanding.

Our Board of Directors is authorized by our Articles of Incorporation to provide for the issuance of shares of non-voting preferred stock in series and, by filing a certificate pursuant to Colorado law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. At present we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board of Directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

2002 Stock Option Plan

Our 2002 Stock Option Plan, as amended, is administered by the Compensation and Incentive Plan Committee of our Board. In August 2009, our stockholders approved an amendment to the Plan that increased the number of shares available for issuance under the Plan to 4,000,000 shares, of which no more than 2,000,000 may be incentive stock options. The number of shares available for issuance automatically increases each year in an amount equal to 0.5% of the number of shares of common stock then issued and outstanding. Pursuant to the terms of the Plan, stock options, restricted stock awards and other stock-based awards may be granted to our employees, directors and consultants.

Warrants

Bridge Warrants. In March 2005, we completed a $2.2 million bridge loan from lenders to help us meet our working capital needs. In connection with these bridge loans, we issued warrants (“Bridge Warrants”) to the noteholders to purchase up to approximately 400,000 shares of common stock at an exercise price of $4.125 per share, subject to certain adjustments. The Bridge Warrants expire on January 31, 2010. As of October 9, 2009, a total of 360,002 of these Bridge Warrants remained unexercised and outstanding.

Consultants’ Warrants. In November 2005, we issued a warrant to a consultant to purchase up to 25,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in November 2010. In August 2006, we issued a warrant to a consultant to purchase up to 10,000 shares of common stock for $7.50 per share, subject to certain adjustments. The warrant expires in August 2011. On April 1, 2009, we issued the following warrants to a consultant: a warrant to purchase up to 100,000 shares of common stock for $1.50 per share; and a warrant to purchase up to 100,000 shares of common stock for $2.50 per share. These warrants expire on March 31, 2011. As of October 9, 2009, all of these warrants remained unexercised and outstanding.

Independent Directors’ Warrants. In 2005, we granted each member of our audit committee a warrant to purchase 5,000 shares of our common stock at an exercise price of $6.535 per share, subject to certain adjustments. The warrants expire in December 2009. As of October 9, 2009, these warrants remained unexercised and outstanding.

Redeemable Warrants. In July 2005, we completed a public offering of 1,495,000 units, each unit consisting of two shares of common stock and two redeemable warrants. In December 2005, we completed a private placement of 650,000 shares of common stock and 227,500 redeemable warrants identical to the redeemable warrants issued in our July 2005 public offering. In October 2006, we completed a public offering of 1,150,000 shares and 1,150,000 redeemable warrants identical to the redeemable warrants issued in our July 2005 public offering and December 2005 private placement. Each redeemable warrant issued in our 2005 and 2006 public offerings and in our 2005 private placement is exercisable for one share of common stock at $6.19 per share, subject to adjustment, until July 8, 2010, unless redeemed earlier. As of October 9, 2009, 4,208,025 of the 4,367,500 redeemable warrants issued remained unexercised and outstanding. The conditions for redemption have been satisfied, so we could call the warrants at any time in our sole discretion. However, we have no plans to do so as long as the exercise price exceeds the current trading price of our common stock.

Representative’s Purchase Warrant. In connection with the July 2005 public offering, we issued a warrant to Paulson Investment Company, Inc., the representative of the underwriters of that offering, to purchase up to 130,000 units at an exercise price of $9.90 per unit, subject to certain adjustments. Each unit consists of two shares of common stock and two redeemable warrants. The representative’s warrant expires in July 2010. As of October 9, 2009, 23,400 units (consisting of 46,800 shares of common stock and 46,800 redeemable warrants) remained available for issuance upon exercise of the representative’s warrant.

Placement Agent Warrant. In connection with a private placement in December 2005, we issued a warrant to the placement agent, Paulson Investment Company, Inc., to purchase up to 47,125 shares of common stock and 16,494 underlying redeemable warrants (“Agent Redeemable Warrants”) at an exercise price of $5.92 per one share and 0.35 redeemable warrant (exercisable at $6.19), subject to certain adjustments. The Agent Redeemable Warrants expire in July 2010 and remained unexercised and outstanding at October 9, 2009.

Class B Warrants. In June 2009, we completed a public offering of 650,000 units (plus an overallotment 97,500 units), each unit consisting of 12 shares of common stock and 12 non-redeemable Class B warrants. Each Class B warrant may be exercised for one share of common stock at an exercise price of $0.418 per share, subject to certain adjustments, until December 2, 2009. As of October 9, 2009, 7,182,386 Class B warrants remained unexercised and outstanding.

Underwriter’s Warrant. In connection with the June 2009 public offering, we issued a warrant to Paulson Investment Company, Inc., the underwriter of that offering, to purchase up to 780,000 shares of common stock at an exercise price of $5.52 per share, subject to certain adjustments. The underwriter’s warrant may be exercised between June 1, 2010 and June 1, 2014. As of October 9, 2009, no part of the underwriter’s warrant had been exercised.

Except for the August 2006 consultant’s warrant to purchase 10,000 shares for $7.50 per share, all of the shares underlying each of the aforementioned warrants (including the shares underlying Placement Redeemable Warrants and the Agent Redeemable Warrants) have been registered for resale under the Securities Act.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Colorado Law and Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors. Our Bylaws provide that our directors may only be removed by the affirmative vote of the shares entitled to vote at an election of directors; provided, however, that if less than the entire Board of Directors is to be removed, no one director may be removed if the vote cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

Staggered Board. Our Board of Directors is divided into three nearly equal classes, with the directors of one class standing for election each year. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders, such as removing directors from our Board as provided under Colorado law.

Stockholder Action by Written Consent; Special Meetings. Colorado law prohibits stockholder action by written consent in lieu of a meeting unless such written action is signed by all of our stockholders or such lesser number of stockholders if provided for in the Articles of Incorporation. Our Articles of Incorporation provide that written consent of an action may be effected by signatures of that number of shares of common stock required to approve that action. Our Bylaws provide that special meetings of stockholders may be called by the President, by the Board of Directors or by the President upon the request of holders of 10% or more of the outstanding shares entitled to vote at the meeting.

Transfer Agent, Warrant Agent and Registrar

Our transfer agent and registrar for our common stock and warrant agent for the warrants is Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

EXPERTS

Our financial statements for the years ended December 31, 2008 and December 31, 2007 in this prospectus have been audited by Cordovano & Honeck LLP, independent certified public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed on by Holland & Knight LLP, Portland, Oregon.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our annual report on Form 10-K filed on March 20, 2009, which contains audited financial statements for the fiscal year ended December 31, 2008;

•	Our definitive proxy statement on Schedule 14A filed on July 2, 2009;

•	Our quarterly reports on Forms 10-Q filed on May 15, 2009 and August 7, 2009;

•	Our current reports on Forms 8-K filed on February 4, 2009, March 18, 2009, March 24, 2009, May 15, 2009, May 20, 2009, June 17, 2009, July 21, 2009 and August 6, 2009;

•

All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to above; and

•	The description of our common stock contained in Forms 8-A filed on July 6, 2005 and May 28, 2009, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: ICOP Digital, Inc., Attention: Secretary, 16801 W. 116th Street, Lenexa, Kansas 66219, (913) 338-5550. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC. You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available on the SEC’s web site. The address of this site is http://www.sec.gov.

INDEMNIFICATION

Our Bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of service as a director, officer or employee of ours (or by reason of service as a director, officer, employee or agent of another entity at our request), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and, in the case of conduct in the person’s official capacity, in a manner the person reasonably believed to be in our best interests or, in all other cases, in a manner that was at least not opposed to our best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to us, or if the person is adjudged liable on the basis that the person derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, fiduciary, or employee of ours (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at our request) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee	$1,395
Printing and Engraving *	1,000
Accounting Fees and Expenses *	2,000
Legal Fees and Expenses *	7,500
Transfer Agent Fees *	1,500
Miscellaneous *	605

Total*	$14,000

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Our Bylaws provide that, in the event a director, officer or employee is made a party or threatened to be made a party by reason of service as a director, officer or employee of ours (or by reason of service as a director, officer, employee or agent of another entity at our request), then we shall indemnify that individual against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and, in the case of conduct in the person’s official capacity, in a manner the person reasonably believed to be in our best interests or, in all other cases, in a manner that was at least not opposed to our best interests. Notwithstanding the foregoing, no indemnification shall be made if the person is adjudged to be liable to us, or if the person is adjudged liable on the basis that the person derived an improper personal benefit. Under certain circumstances, we may pay expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding in advance to the final disposition of the matter. Furthermore, our Articles of Incorporation, as amended, provide for indemnification of our directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by such person because the person is or was a director, officer, fiduciary, or employee of ours (or because the person served as a director, officer, employee, partner, trustee or agent of another entity at our request) to the maximum extent permitted under Colorado law. Colorado law generally permits a corporation to provide indemnification if the individual: (i) acted in good faith; and (ii) reasonably believed that, in the case of conduct in an official capacity, such conduct was in the corporation’s best interests and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the person must have had no reasonable cause to believe the person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the above, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

3.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

3.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

3.5	Fourth Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed March 22, 2007).

3.6	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed December 4, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.2	Form of Preferred Stock Certificate**

4.3	Form of Warrant**

4.4	Form of Debt Security**

4.5	Form of Unit**

5.1	Opinion of Holland & Knight LLP*

23.1	Consent of Cordovano & Honeck LLP*

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in signature page)*

*	Filed herewith.
**	To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that,

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this undertaking do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, and that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lenexa, Kansas on October 16, 2009.

ICOP Digital, Inc.

By:	/s/ DAVID C. OWEN
David C. Owen Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ICOP Digital, Inc., do hereby constitute and appoint David C. Owen, Laura E. Owen and Mickie R. Koslofsky or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. OWEN	Chairman and Chief Executive Officer	October 16, 2009
David C. Owen	(Principal Executive Officer)

/s/ MICKIE R. KOSLOFSKY	Chief Financial Officer	October 16, 2009
Mickie R. Koslofsky	(Principal Accounting and Financial Officer)

/s/ LAURA E. OWEN Laura E. Owen	President, Chief Operating Officer, Secretary and Director	October 16, 2009

/s/ BRYAN FERGUSON	Director	October 16, 2009
Bryan Ferguson

/s/ NOEL KOCH	Director	October 16, 2009
Noel Koch

/s/ ROGER MASON	Director	October 16, 2009
Roger Mason

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

3.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

3.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

3.5	Fourth Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed March 22, 2007).

3.6	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed December 4, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2 filed April 4, 2005 (Reg. No. 333-123827), as amended).

4.2	Form of Preferred Stock Certificate**

4.3	Form of Warrant**

4.4	Form of Debt Security**

4.5	Form of Unit**

5.1	Opinion of Holland & Knight LLP*

23.1	Consent of Cordovano & Honeck LLP*

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in signature page)*

*	Filed herewith.
**	To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.